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                                                                   EXHIBIT 10.13


                               CETALON CORPORATION

                                Rental Agreement


This acknowledges Cetalon Corporation agreement to rent office space from Watley Group, LLC at 1801 Century Park East, Suite 1830, beginning June 15, 2001. Cetalon agrees to rent space for its executive officers and administrative assistants at a rate which represents 60% of the rent and ancillary costs on a monthly basis. Ancillary costs are to include parking, phone, utilities and postage. Watley agrees to include as part of the rent, furniture, fixtures, and office equipment. Cetalon will have the right to purchase and install its own equipment (i.e. computers), and will retain ownership and title for equipment it purchase.

This rental agreement is for a period of six months. This agreement will renew automatically after the term of this agreement on a month-to-month basis. Each party agrees to provide 60 days notice of its plan to terminate this agreement.

Signed and sealed this date of June 15, 2001.



/S/ A. Bryan                                    /S/ Neil T. Watanabe
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WATLEY GROUP, LLC                               CETALON CORP.